UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2007

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, North Carolina 27596

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 556-7235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 3 to Credit and Guaranty Agreement

On May 2, 2007, Xerium Technologies, Inc. (the “Company”) entered into Amendment No. 3 (the “Amendment”) to the Credit and Guaranty Agreement, dated as of May 18, 2005 (as modified by the prior amendments thereto and by the Amendment, the “Credit Agreement”), by and among the Company, certain subsidiaries of the Company, Citigroup Global Markets, Inc. and CIBC World Markets plc, as Joint Lead Arrangers and Lead Bookrunners, Citigroup Global Markets, Inc. and CIBC World Markets plc, as Syndication Agents, Citicorp North America, Inc., as Administrative Agent, Citicorp North America, Inc., as Collateral Agent, and the other lenders party thereto.

The Amendment includes, among other changes, the following changes:

•

Reduction of the minimum interest coverage ratio covenant for the period from the second quarter of 2007 through 2012 and of the minimum fixed charge ratio covenant for the period from the second quarter of 2007 through 2012, as set forth in Sections 1.8 and 1.9 of the Amendment.

•	Changes to the definition of Adjusted EBITDA to add back Consolidated Restructuring and Growth Program Costs (as defined in the Amendment).

•

Limitation of the quarterly dividend payable on common stock of the Company to not more than $0.1125 per share and, in addition, changes to the covenant limiting dividends to (1) limit the amount of quarterly dividends that the Company may pay in June 2007 through June 2008 to the lesser of (a) 11.25% of Pre-Dividend Free Cash Flow (as defined in the Credit Agreement) for the preceding four quarters and (b) an amount equal to the product of $0.1125 and the sum of the number of outstanding shares as of the date of the Amendment, shares of common stock issued pursuant to a dividend reinvestment plan and shares of common stock issued in the ordinary course of business as compensation to employees and directors (the “Authorized Dividend Amount”) and (2) limit the amount of quarterly dividends that the Company may pay commencing December 31, 2008 to the lesser of 18.75% of Pre-Dividend Free Cash Flow for the preceding four quarters and the Authorized Dividend Amount.

•

An extension to 365 days of the period in which Net Asset Sale Proceeds (as defined in the Credit Agreement) may be reinvested in long term productive assets instead of being used to prepay debt under the Credit Agreement. Also provides for an option to invest Net Asset Sale Proceeds in capital expenditures, permitted acquisitions, Consolidated Cash Restructuring and Growth Program Costs, and other investments within 365 days so long as no Default or Event of Default (both as defined in the Credit Agreement) has occurred or is continuing.

•

Reduction of mandatory excess cash flow prepayment percentages in the event there is Excess Cash (as defined in the Credit Agreement) to 40% in fiscal year 2007, 27.5% in fiscal year 2008, and 50% in each fiscal year thereafter.

•

Addition of the ability of the Board of Directors of the Company to designate certain subsidiaries to be “Excluded Subsidiaries,” which will not be subject to the financial covenants and negative covenants under the Credit Agreement. The Company and its Non-Excluded Subsidiaries (as defined in the Credit Agreement) may not invest more than $30 million in the aggregate in Excluded Subsidiaries between March 31, 2007 and May 17, 2012.

•	Deletion of covenant limiting capital expenditures and substitution of a limitation on investment expenditures, including capital expenditures, set forth in Section 1.10 of the Amendment.

•	Allowing additional asset sales with proceeds of up to $20 million per fiscal year and $50 million in the aggregate between March 31, 2007 and May 17, 2012 subject to certain restrictions.

•

Addition of permission to expend an aggregate of up to $40 million investing in or acquiring subsidiaries that are not directly or indirectly wholly owned by the Company during the period commencing March 31, 2007.

In connection with the amendment, the Company paid an amendment fee, based upon exchange rates in effect on the date of payment, of approximately $1.5 million, as well as other fees and expenses.

The above description of the Amendment is qualified in its entirety by reference to the terms of the Amendment attached hereto as Exhibit 10.1.

The agents and certain lenders under the Amendment, and their affiliates, have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Company and have received, and may in the future receive, customary compensation from the Company in connection with these services.

Letter Agreement Regarding Dividends

On May 2, 2007, the Company entered into a letter agreement with Apax WW Nominees Ltd. and Apax-Xerium APIA LP (collectively the “Apax Entities”) extending the period of the obligations of the Apax Entities under the December 22, 2006 letter agreement among these parties through December 31, 2008. The December 22, 2006 letter agreement, which was included as Exhibit 10.2 to the Company’s current report on 8-K filed on December 22, 2006, relates to the reinvestment by the Apax Entities, pursuant to a dividend reinvestment plan, of certain minimum amounts of cash dividends received by them in respect of the common stock of the Company held by them.

The above description of the May 2, 2007 letter agreement is qualified in its entirety by reference to the terms of the letter agreement attached hereto as Exhibit 10.2.

Item 7.01. Regulation FD Disclosure.

On May 2, 2007, Xerium Technologies, Inc. issued a press release reporting that, among other things the Company had secured an amendment to the Credit Agreement, the Company had extended its agreement with certain shareholders with respect to participation in a dividend reinvestment plan, the Company’s Board of Directors had adopted a new dividend policy and the Company’s Board of Directors had declared a cash dividend. A copy of this press release is included as Exhibit 99.1 to this Form 8-K and shall be deemed “furnished” in accordance with General Instruction B.2. to Form 8-K.

Item 8.01. Other Events.

On May 2, 2007, Xerium Technologies, Inc. adopted a new dividend policy. Under the new dividend policy, quarterly dividends will be paid, if at all, in an amount to be determined by the Board of Directors on a quarterly basis taking into account such factors as the Company’s financial performance, the sufficiency of cash flow from operations to fund dividends, the Company’s cash position and cash requirements, growth opportunity and acquisition strategies, competitive or technological developments, the level of participation in the Company’s dividend reinvestment plan, credit facility limitations and other contractual restrictions, debt repayment considerations, provisions of applicable law, and other considerations that the Board of Directors may deem relevant. The Company is not obligated to pay dividends, and the Board of Directors may modify or revoke the dividend policy. Under the new dividend policy, on May 2, 2007, the Company’s Board of Directors declared a cash dividend of $0.1125 per share of common stock payable on June 15, 2007 to shareholders of record as of the close of business on June 5, 2007.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 3, dated as of May 2, 2007 to the Credit Agreement.

10.2	Letter Agreement, dated as of May 2, 2007, by and among Xerium Technologies, Inc., Apax WW Nominees Ltd. and Apax Xerium APIA LP.

99.1	Press Release of Xerium Technologies, Inc. dated May 2, 2007 relating to an amendment of the Credit Agreement, an agreement with certain shareholders with respect to a dividend reinvestment plan, a change in dividend policy and the declaration of a dividend. Exhibit 99.1 to this Form 8-K shall be deemed “furnished” in accordance with General Instruction B.2. to Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: May 2, 2007	By:	/S/ MICHAEL P. O’DONNELL
Name: Michael P. O’Donnell Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment No. 3, dated as of May 2, 2007 to the Credit Agreement.

10.2	Letter Agreement, dated as of May 2, 2007, by and among Xerium Technologies, Inc., Apax WW Nominees Ltd. and Apax Xerium APIA LP.

99.1	Press Release of Xerium Technologies, Inc. dated May 2, 2007 relating to an amendment of the Credit Agreement, an agreement with certain shareholders with respect to a dividend reinvestment plan, a change in dividend policy and the declaration of a dividend.